UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 21, 2013, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”), Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., RBC Capital Markets, LLC, and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which they agreed to sell $350 million aggregate principal amount of a new series of the Issuers’ 7.625% Senior Notes due 2022 (the “2022 Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2022 Notes mature on January 15, 2022 and will be issued at a discounted price of 98.494 percent of par for net proceeds of approximately $337.9 million, after deducting the initial purchasers’ discount and estimated offering expenses. The closing of the issuance of the 2022 Notes occurred on November 26, 2013. The Partnership intends to use the net proceeds from the offering for general partnership purposes, including working capital and acquisitions, and the repurchase of approximately $100 million aggregate principal amount of outstanding 9 3/8% senior unsecured notes due 2019 in privately negotiated transactions.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are lenders under the Partnership’s revolving credit facility. The Partnership has also entered into, in the ordinary course of business, various derivative financial instrument transactions related to its crude oil and natural gas purchases and sales of finished fuel products, including diesel and gasoline crack spread hedges with certain affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Goldman, Sachs & Co.

The Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Indenture

The 2022 Notes are governed by an Indenture, dated November 26, 2013 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust, National Association, as trustee (the “Trustee”). The 2022 Notes will mature on January 15, 2022. Interest on the 2022 Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014. The 2022 Notes are guaranteed on a senior unsecured basis by all of the Partnership’s existing subsidiaries (other than Calumet Finance and an immaterial subsidiary).

Optional Redemption

On and after January 15, 2018, the Issuers may on any one or more occasions redeem all or a part of the 2022 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such 2022 Notes, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage

2018	103.813%

2019	101.906%

2020 and thereafter	100.000%

At any time prior to January 15, 2017, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2022 Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 107.625% of the principal amount of the 2022 Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of 2022 Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such public or private equity offering.

Prior to January 15, 2018, the Issuers may on any one or more occasions redeem all or part of the 2022 Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

Certain Covenants

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the 2022 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the 2022 Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s 2022 Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

Registration Rights Agreement

In connection with the private placement of the 2022 Notes, on November 26, 2013, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to use reasonable best efforts to file an exchange offer registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the 2022 Notes can offer to exchange the 2022 Notes issued in this offering for registered notes having substantially the same terms as the 2022 Notes and evidencing the same indebtedness as the 2022 Notes. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must use reasonable best efforts to file a shelf registration statement for the resale of the 2022 Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the 2022 Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing descriptions of the Indenture, the 2022 Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of 2022 Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Entry into a Material Definitive Agreement.

On November 21, 2013, the Partnership issued a press release announcing its intent to commence a private placement of the 2022 Notes. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference to this Item 8.01.

On November 21, 2013, the Partnership issued a press release announcing the pricing of the 2022 Notes described in Item 1.01 of this report. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated November 21, 2013, by and among the Issuers, the General Partner, the Guarantors and the Initial Purchasers named therein, relating to the offering of the 2022 Notes.

4.1	Indenture, dated November 26, 2013, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2022 Notes.

4.2	Registration Rights Agreement, dated November 26, 2013, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the offering of the 2022 Notes.

99.1	Press Release, dated November 21, 2013, announcing the launch of the offering of the 2022 Notes.

99.2	Press Release, dated November 21, 2013, announcing the pricing of the offering of the 2022 Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS
PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: November 26, 2013	By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

1.1	Purchase Agreement, dated November 21, 2013, by and among the Issuers, the General Partner, the Guarantors and the Initial Purchasers named therein, relating to the offering of the 2022 Notes.

4.1	Indenture, dated November 26, 2013, by and among the Issuers, the Guarantors and the Trustee, relating to the offering of the 2022 Notes.

4.2	Registration Rights Agreement, dated November 26, 2013, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the offering of the 2022 Notes.

99.1	Press Release, dated November 21, 2013, announcing the launch of the offering of the 2022 Notes.

99.2	Press Release, dated November 21, 2013, announcing the pricing of the offering of the 2022 Notes.